UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012

Stakool, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8640 Philips Highway, Suite 5 Jacksonville, Florida 32256
(Address of Principal Executive Offices)

(904) 425-1209
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On September 21, 2012, the Company appointed Ms. Elsa De Sousa as a director of the Company. The relevant business experience of Ms. De Sousa is as follows:

Elsa De Sousa, age 56, Director

Ms. De Sousa, 56, combines over 25 years of senior management experience in plumbing and financial service industries.  Ms. De Sousa has been involved in a number of companies, in the plumbing industry, interior design and property management holding various positions such as Chief Executive Officer, Controller, Chief Financial Officer, Chief Operating Officer, Vice President and director. Ms. De Sousa has served as the Finance Director of Modern Noir Designed Interiors, Inc., an interior design and space planning company, from 2010 through the present.  Ms. De Sousa has served as Vice President of Finance for Jenrich Plumbing, Inc. from 1984 through the present.

The Company believes that Ms. De Sousa’s managerial and financial expertise will help the development of its own infrastructure and growth as a public company.

Family Relationships

Ms. De Sousa does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAKOOL, INC.

Date: October 9, 2012	By:	/s/ Peter Hellwig
Name: Peter Hellwig
Title: Chief Executive Officer/President